EXHIBIT 99.1
CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Elects Randy A. Foutch to Board of Directors
Houston, Texas - July 11, 2013, Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that its Board of Directors has elected Mr. Randy A. Foutch as a non-executive member of the Board. Mr. Foutch will also serve on the Compensation Committee and the Governance and Nominating Committee of the Board. Mr. Foutch's election to the Board fills a vacancy, and Cheniere's Board now consists of 11 members with no remaining vacancies.
Mr. Foutch brings over 30-years of oil and gas industry experience to the Cheniere Board of Directors. Mr. Foutch has been successful in founding other oil and gas companies. As a result, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights. Mr. Foutch founded Laredo Petroleum Holdings, Inc., a publicly traded Mid-Continent focused oil and natural gas exploration and production company, where he currently serves as Chairman of the Board and Chief Executive Officer. Previously, Mr. Foutch founded Latigo Petroleum, Inc. (''Latigo'') and served as its President and Chief Executive Officer until it was sold to Pogo Producing Co. in May 2006. Prior to Latigo, Mr. Foutch founded Lariat Petroleum, Inc. in 1996 and served as its President until January 2001 when it was sold to Newfield Exploration, Inc. Mr. Foutch is currently a director of Helmerich & Payne, Inc., a member of the National Petroleum Council, America's Natural Gas Alliance and the Advisory Council of the Energy Institute at the University of Texas, Austin and also serves on several nonprofit and private industry boards. He holds a Bachelor of Science in Geology from the University of Texas and a Master of Science in Petroleum Engineering from the University of Houston.
Additional Information
Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P. (“Cheniere Partners”), Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each with a nominal production capacity of approximately 4.5 mtpa. Construction has begun on Train 1, Train 2, Train 3 and Train 4 of the Sabine Pass liquefaction project. Cheniere Partners recently began the development of Train 5 and Train 6 and commenced the regulatory process in February 2013. Cheniere has also initiated a project to develop liquefaction facilities near Corpus Christi, Texas. The Corpus Christi liquefaction project is being designed and permitted for up to three Trains, each with a nominal production capacity of approximately 4.5 mtpa of LNG and which would include three LNG storage tanks with capacity of 10.1 Bcfe and two LNG carrier docks. Commencement of construction for Trains 5 and 6 of the Sabine Pass liquefaction project and the Corpus Christi liquefaction project is subject, but not limited, to obtaining regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the project, entering into an engineering, procurement and construction contract, obtaining financing, and Cheniere making a positive final investment decision. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.
CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259